Form C

Cover Page

Name of issuer:

Vive! Restaurant Group LLC

Legal status of issuer:

Form: Limited Liability Company

Jurisdiction of Incorporation/Organization: CA

Date of organization: 9/22/2015

Physical address of issuer:

3415 Otter Ct
hayward CA 94542

Website of issuer:

http://cincotacobar.com

Name of intermediary through which the offering will be conducted:

Wefunder Portal LLC

CIK number of intermediary:

0001670254

SEC file number of intermediary:

007-00033

CRD number, if applicable, of intermediary:

283503

Amount of compensation to be paid to the intermediary, whether as a dollar amount or a percentage of the offering amount, or a good faith estimate if the exact amount is not available at the time of the filing, for conducting the offering, including the amount of referral and any other fees associated with the offering:

3.0% of the offering amount upon a successful fundraise.

Any other direct or indirect interest in the issuer held by the intermediary, or any arrangement for the intermediary to acquire such an interest:

No

Type of security offered:

☐ Common Stock
☐ Preferred Stock
☑ Debt
☐ Other

If Other, describe the security offered:

Target number of securities to be offered:

25,000

Price:

$1.00

Method for determining price:

Pro-rated portion of the total principal value of $25,000; interests will be sold in increments of $1.

Target offering amount:

$25,000.00

Oversubscriptions accepted:

☑ Yes
☐ No

If yes, disclose how oversubscriptions will be allocated:

☐ Pro-rata basis
☐ First-come, first-served basis
☑ Other

If other, describe how oversubscriptions will be allocated:

As determined by the issuer

Maximum offering amount (if different from target offering amount):

$100,000.00

Deadline to reach the target offering amount:

10/3/2016

NOTE: If the sum of the investment commitments does not equal or exceed the target offering amount at the offering deadline, no securities will be sold in the offering, investment commitments will be cancelled and committed funds will be returned.

Current number of employees:

2

	Most recent fiscal year-end:	Prior fiscal year-end:
Total Assets:	$64,602.00	$0.00
Cash & Cash Equivalents:	$64,602.00	$0.00
Accounts Receivable:	$0.00	$0.00
Short-term Debt:	$0.00	$0.00
Long-term Debt:	$0.00	$0.00
Revenues/Sales:	$0.00	$0.00
Cost of Goods Sold:	$0.00	$0.00
Taxes Paid:	$0.00	$0.00
Net Income:	($398.00)	$0.00

Select the jurisdictions in which the issuer intends to offer the securities:

AL, AK, AZ, AR, CA, CO, CT, DE, DC, FL, GA, HI, ID, IL, IN, IA, KS, KY, LA, ME, MD, MA, MI, MN, MS, MO, MT, NE, NV, NH, NJ, NM, NY, NC, ND, OH, OK, OR, PA, RI, SC, SD, TN, TX, UT, VT, VA, WA, WV, WI, WY, B5, GU, PR, VI, 1V

Offering Statement

Respond to each question in each paragraph of this part. Set forth each question and any notes, but not any instructions thereto, in their entirety. If disclosure in response to any question is responsive to one or more other questions, it is not necessary to repeat the disclosure. If a question or series of questions is inapplicable or the response is available elsewhere in the Form, either state that it is inapplicable, include a cross-reference to the responsive disclosure, or omit the question or series of questions.

Be very careful and precise in answering all questions. Give full and complete answers so that they are not misleading under the circumstances involved. Do not discuss any future performance or other anticipated event unless you have a reasonable basis to believe that it will actually occur within the foreseeable future. If any answer requiring significant information is materially inaccurate, incomplete or misleading, the Company, its management and principal shareholders may be liable to investors based on that information.

THE COMPANY

1. Name of issuer:

Vive! Restaurant Group LLC

COMPANY ELIGIBILITY

2. ☑ Check this box to certify that all of the following statements are true for the issuer.

- Organized under, and subject to, the laws of a State or territory of the United States or the District of Columbia.
- Not subject to the requirement to file reports pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934.
- Not an investment company registered or required to be registered under the Investment Company Act of 1940.
- Not ineligible to rely on this exemption under Section 4(a)(6) of the Securities Act as a result of a disqualification specified in Rule 503(a) of Regulation Crowdfunding.
- Has filed with the Commission and provided to investors, to the extent required, the ongoing annual reports required by Regulation Crowdfunding during the two years immediately preceding the filing of this offering statement (or for such shorter period that the issuer was required to file such reports).
- Not a development stage company that (a) has no specific business plan or (b) has indicated that its business plan is to engage in a merger or acquisition with an unidentified company or companies.

INSTRUCTION TO QUESTION 2: If any of these statements are not true, then you are NOT eligible to rely on this exemption under Section 4(a)(6) of the Securities Act.

3. Has the issuer or any of its predecessors previously failed to comply with the ongoing reporting requirements of Rule 202 of Regulation Crowdfunding? ☐ Yes ☑ No

DIRECTORS OF THE COMPANY

4. Provide the following information about each director (and any persons occupying a similar status or performing a similar function) of the issuer.

Director	Principal Occupation	Main Employer	Year Joined as Director

For three years of business experience, refer to Appendix D: Director & Officer Work History.

OFFICERS OF THE COMPANY

5. Provide the following information about each officer (and any persons occupying a similar status or performing a similar function) of the issuer.

Officer	Positions Held	Year Joined
William Bonhorst	Co-founder	2015
William Bonhorst	Member	2015
William Bonhorst	CEO	2015
William Bonhorst	Treasurer	2015
Silvano Hernandez	Co-founder	2015
Silvano Hernandez	Member	2015
Silvano Hernandez	COO	2015
Silvano Hernandez	CPO	2015

For three years of business experience, refer to Appendix D: Director & Officer Work History.

INSTRUCTION TO QUESTION 5: For purposes of this Question 5, the term officer means a president, vice president, secretary, treasurer or principal financial officer, comptroller or principal accounting officer, and Anyperson routinely performing similar functions.

PRINCIPAL SECURITY HOLDERS

6. Provide the name and ownership level of each person, as of the most recent practicable date, who is the beneficial owner of 20 percent or more of the issuer's outstanding voting equity securities, calculated on the basis of voting power.

Name of Holder	No. and Class of Securities Now Held	% of Voting Power Prior to Offering
William Bonhorst	50% of All Common Units	50.0
Silvano Hernandez	50% of All Common Units	50.0

INSTRUCTION TO QUESTION 6: The above information must be provided as of a date that is no more than 120 days prior to the date of filing of this offering statement.

To calculate total voting power, include all securities for which the person directly or indirectly has or shares the voting power, which includes the power to vote or to direct the voting of such securities. If the person has the right to acquire voting power of such securities within 60 days, including through the exercise of any option, warrant or right, the conversion of a security, or other arrangement, or if securities are held by a member of the family, through corporations or partnerships, or otherwise in a manner that would allow a person to direct or control the voting of the securities (or share in such direction or control — as, for example, a co-trustee) they should be included as being "beneficially owned." You should include an explanation of these circumstances in a footnote to the "Number of and Class of Securities Now Held." To calculate outstanding voting equity securities, assume all outstanding options are exercised and all outstanding convertible securities converted.

BUSINESS AND ANTICIPATED BUSINESS PLAN

7. Describe in detail the business of the issuer and the anticipated business plan of the issuer.

For a description of our business and our business plan, please refer to the attached Appendix A, Business Description & Plan

INSTRUCTION TO QUESTION 7: Wefunder will provide your company's Wefunder profile as an appendix (Appendix A) to the Form C in PDF format. The submission will include all Q&A items and "read more" links in an un-collapsed format. All videos will be transcribed.

This means that any information provided in your Wefunder profile will be provided to the SEC in response to this question. As a result, your company will be potentially liable for misstatements and omissions in your profile under the Securities Act of 1933, which requires you to provide material information related to your business and anticipated business plan. ***Please review your Wefunder profile carefully to ensure it provides all material information, is not false or misleading, and does not omit any information that would cause the information included to be false or misleading.***

RISK FACTORS

A crowdfunding investment involves risk. You should not invest any funds in this offering unless you can afford to lose your entire investment.

In making an investment decision, investors must rely on their own examination of the issuer and the terms of the offering, including the merits and risks involved. These securities have not been recommended or approved by any federal or state securities commission or regulatory authority. Furthermore, these authorities have not passed upon the accuracy or adequacy of this document.

The U.S. Securities and Exchange Commission does not pass upon the merits of any securities offered or the terms of the offering, nor does it pass upon the accuracy or completeness of any offering document or literature.

These securities are offered under an exemption from registration; however, the U.S. Securities and Exchange Commission has not made an independent determination that these securities are exempt from registration.

8. Discuss the material factors that make an investment in the issuer speculative or risky:

> Limited Operating History. The Company has limited operating history. There can be no assurance that the Company will be able to achieve or sustain profitable operations or achieve or sustain cash flow required to conduct day to day business.
>
> No Assurance of Profitability. There can be no assurance that the Company will generate sufficient revenues to result in profitability. The Company is a food and beverage company engaged in the business of operating retail stores and producing food products. Results of sales, or lack thereof, could materially and adversely affect the Company's ability to earn a profit and or pay debts and liabilities.
>
> Intense Competition. The Company plans to operate in the highly competitive retail food and beverage industry. While the Company intends for its products to be in demand, many of its competitors may have substantially greater financial resources than the Company. There can be no assurance that the Company will be successful in the face of increasing competition from existing or new competitors, or that competition will not have a material adverse effect on the Company's business, financial condition and results of operations.
>
> Although our partners have 30+ years experience in the food and beverage space, this will be the Company's first retail store. Therefore, unanticipated factors could have a material adverse affect on the business of the Company. Market Risk is managed and minimized with effective and on-going consumer research, thorough product testing and evaluation, diversity of product lines and brands brought to market, ongoing competitive intelligence and productive sales and marketing initiatives.
>
> William Bonhorst is not currently full time with the company. As such it is likely that Cinco TacoBar will not make the same progress as it would were that not the case.

INSTRUCTION TO QUESTION 8: Avoid generalized statements and include only those factors that are unique to the issuer. Discussion should be tailored to the issuer's business and the offering and should not repeat the factors addressed in the legends set forth above. No specific number of risk factors is required to be identified.

The Offering

USE OF FUNDS

9. What is the purpose of this offering?

To raise capital to expand marketing and new product line.

10. How does the issuer intend to use the proceeds of this offering?

If we raise: **$25,000**

Use of Proceeds: Funding will be used to scale Cinco TacoBar marketing

---

If we raise: **$100,000**

Use of Proceeds: Funding will be used to scale both Cinco TacoBar marketing and Cinco Sauce small batch production to local market

INSTRUCTION TO QUESTION 10: An issuer must provide a reasonably detailed description of any intended use of proceeds, such that investors are provided with an adequate amount of information to understand how the offering proceeds will be used. If an issuer has identified a range of possible uses, the issuer should identify and describe each probable use and the factors the issuer may consider in allocating proceeds among the potential uses. If the issuer will accept proceeds in excess of the target offering amount, the issuer must describe the purpose, method for allocating oversubscriptions, and intended use of the excess proceeds with similar specificity. Please include all potential uses of the proceeds of the offering, including any that may apply only in the case of oversubcriptions. If you do not do so, you may later be required to amend your Form C. Wefunder is not responsible for any failure by you to describe a potential use of offering proceeds.

DELIVERY & CANCELLATIONS

11. How will the issuer complete the transaction and deliver securities to the investors?

The following describes the process to invest in the Company, including how the Company will complete an Investor's transaction and deliver securities to the investor.

1. Investor Commitment. The Investor will submit, through Wefunder Portal, a requested investment amount. When doing so, the Investor will also execute an investment contract with the Company ("Investment Agreement"), using the Investor's electronic signature.
2. Acceptance of the Investment. If the Investor Agreement is complete, the Investor will typically be automatically accepted for an investment in the Company within a few minutes. At this point, the Investor will be emailed a pdf version of the Investment Agreement signed by the Investor and the Company, as well as a confirmation of the commitment. This information will also be available on the Investor's "My Investments" screen on the wefunder.com website.
3. Investor Transfer of Funds. Upon receiving confirmation that an investment has been accepted, the Investor will be responsible for transferring funds from a source that is accepted by Wefunder Portal into an escrow account held with a third party bank on behalf of issuers offering securities through Wefunder Portal.
4. Progress of the Offering. The Investor will receive periodic email updates on the progress of the offering, including total amounts raised at any given time, and will be notified by email and through the "My Investments" screen when the target offering amount is met.
5. Closing: Original Deadline. Unless we meet the target offering amount early, Investor funds will be transferred from the escrow account to the Company on the deadline date identified in the Cover Page to this Form C and the Company's Wefunder Portal Profile.

6. Early Closings. If the target offering amount is met prior to the original deadline date, we may close the offering earlier, but no less than 21 days after the date on which information about the Company, including this Form C, is posted on our Wefunder Portal Profile. We will reschedule the offering deadline, and at least five days prior to the new deadline, investors will receive notice of it by email and through the "My Investments" screen. At the time of the new deadline, your funds will be transferred to the Company from the escrow account, provided that the target offering amount is still met after any cancellations.
7. Book Entry. All investments will be in book entry form. This means that the Investor will not receive a certificate representing his or her investment. Each investment will be recorded in our books and records and will be recorded in each Investors' "My Investments" screen. The Investor will also be emailed the Investment Agreement again. The Investment Agreement will also be available on the "My Investments" screen.

12. How can an investor cancel an investment commitment?

NOTE: Investors may cancel an investment commitment until 48 hours prior to the deadline identified in these offering materials.

The intermediary will notify investors when the target offering amount has been met. If the issuer reaches the target offering amount prior to the deadline identified in the offering materials, it may close the offering early if it provides notice about the new offering deadline at least five business days prior to such new offering deadline (absent a material change that would require an extension of the offering and reconfirmation of the investment commitment).

If an investor does not cancel an investment commitment before the 48-hour period prior to the offering deadline, the funds will be released to the issuer upon closing of the offering and the investor will receive securities in exchange for his or her investment.

If an investor does not reconfirm his or her investment commitment after a material change is made to the offering, the investor's investment commitment will be cancelled and the committed funds will be returned.

An Investor's right to cancel. An Investor may cancel his or her investment commitment at any time until 48 hours prior to the offering deadline.

If there is a material change to the terms of the offering or the information provided to the Investor about the offering and/or the Company, the Investor will be provided notice of the change and must re-confirm his or her investment commitment within five business days of receipt of the notice. If the Investor does not reconfirm, he or she will receive notifications disclosing that the commitment was cancelled, the reason for the cancellation, and the refund amount that the investor is required to receive. If a material change occurs within five business days of the maximum number of days the offering is to remain open, the offering will be extended to allow for a period of five business days for the investor to reconfirm.

If the Investor cancels his or her investment commitment during the period when cancellation is permissible, or does not reconfirm a commitment in the case of a material change to the investment, or the offering does not close, all of the Investor's funds will be returned within five business days.

Within five business days of cancellation of an offering by the Company, the Company will give each investor notification of the cancellation, disclose the reason for the cancellation, identify the refund amount the Investor will receive, and refund the Investor's funds.

The Company's right to cancel. The Investment Agreement you will execute with us provides the Company the right to cancel for any reason before the offering deadline.

If the sum of the investment commitments from all investors does not equal or exceed the target offering amount at the time of the offering deadline, no securities will be sold in the offering, investment commitments will be cancelled and committed funds will be returned.

In addition, we may cap at 480 the total number of investors who will be allowed to invest through the offering that are not "accredited investors," as defined in Rule 501(a) of Regulation D under the Securities Act of 1933. In the event that more than 480 non-accredited investors are initially accepted into an offering in step (2) described in Question 11, the Company may cancel investments based on the order in which payments by Investors were received, or other criteria at the discretion of the Company, before the offering deadline.

Ownership and Capital Structure

THE OFFERING

13. Describe the terms of the securities being offered.

The company is issuing promissory notes to investors. The principal amount of each note is the amount invested by the investor. Each note will accrue interest at a rate of 10% (non-compounding, calculated on the basis of a 365-day year and the actual number of days elapsed) and the company will make interest payments to the investor yearly, starting one year after the closing date. The Company can defer up to 2 such payments. Maturity date: 60 months from closing date. The promissory note is secured by the assets of Vive Restaurant Group, LLC.

14. Do the securities offered have voting rights?

☐ Yes
☑ No

15. Are there any limitations on any voting or other rights identified above?

☑ Yes: No Voting Rights
☐ No

16. How may the terms of the securities being offered be modified?

Notes may be amended and the observance of any term of this Agreement or the Notes may be waived (eithergenerally or in a particular instance and either retroactively or prospectively), only with the written consent of the Company and the Majority Note Holders.

RESTRICTIONS ON TRANSFER OF THE SECURITIES BEING OFFERED:

The securities being offered may not be transferred by any purchaser of such securities during the oneyear period beginning when the securities were issued, unless such securities are transferred:

1. to the issuer;
2. to an accredited investor;
3. as part of an offering registered with the U.S. Securities and Exchange Commission; or
4. to a member of the family of the purchaser or the equivalent, to a trust controlled by the purchaser, to a trust created for the benefit of a member of the family of the purchaser or the equivalent, or in connection with the death or divorce of the purchaser or other similar circumstance.

NOTE: The term "accredited investor" means any person who comes within any of the categories set forth in Rule 501(a) of Regulation D, or who the seller reasonably believes comes within any of such categories, at the time of the sale of the securities to that person.

The term "member of the family of the purchaser or the equivalent" includes a child, stepchild, grandchild, parent, stepparent, grandparent, spouse or spousal equivalent, sibling, mother-in-law, father-in-law, son-in-law, daughter-in-law, brother-in-law, or sister-in-law of the purchaser, and includes adoptive relationships. The term "spousal equivalent" means a cohabitant occupying a relationship generally equivalent to that of a spouse.

DESCRIPTION OF ISSUER'S SECURITIES

17. What other securities or classes of securities of the issuer are outstanding? Describe the material terms of any other outstanding securities or classes of securities of the issuer.

Class of Security	Securities (or Amount) Authorized	Securities (or Amount) Outstanding	Voting Rights	Other Rights
Preferred Stock (list each class in order of preference):			Choose	No
Common Stock	100	100	Yes	No
Debt Securities			Choose	No
Other			Choose	No

Class of Security	Securities Reserved for Issuance upon Exercise or Conversion
Warrants:	
Options:	
Other Rights:	

Describe any other rights:

18. How may the rights of the securities being offered be materially limited, diluted or qualified by the rights of any other class of security identified above?

Because the Investor holds no voting rights, the holders of a majority-in-interest of voting rights in the Company could limit the Investor's rights in a material way. For example, those interest holders could vote to change the terms of the agreements governing the Company's operations or cause the Company to engage in additional offerings (including potentially a public offering). These types of changes could limit the Investor's economic rights by causing the Company to pay off the notes the Investor has purchased before their maturity, thereby reducing the aggregate interest paid on the notes to the Investor. Based on the risk that an Investor's rights could be limited, diluted or otherwise qualified the Investor could lose all or part of his or her investment in the securities in this offering, and may never see positive returns. Additional risks related to the rights of other security holders are discussed below, in Question 20.

19. Are there any differences not reflected above between the securities being offered and each other class of security of the issuer?

No.

20. How could the exercise of rights held by the principal shareholders identified in Question 6 above affect the purchasers of the securities being offered?

As holders of a majority-in-interest of voting rights in the Company, Vive Restaurant Group, LLC may make decisions with which the Investor disagrees, or that negatively affect the value of the Investor's securities in the Company, and the Investor will have no recourse to change these decisions. The Investor's interests may conflict with those of other investors, and there is no guarantee that the Company will develop in a way that is optimal for or advantageous to the Investor. For example, the Vive Restaurant Group, LLC may change the terms of the operating agreement for the company, change the terms of securities issued by the Company, change the management of the Company, and even force out minority holders of securities. Management may make changes that affect the tax treatment of the Company in ways that are unfavorable to you but favorable to them.

They may also vote to engage in new offerings and/or to register certain of the Company's securities in a way that negatively affects the value of the securities the Investor owns and based on the proceeds, cause the Company to pay off the notes the Investor owns before maturity, thereby reducing the aggregate interest paid on the notes to the Investor. Other holders of securities of the Company may also have access to more information than the Investor, leaving the Investor at a disadvantage with respect to any decisions regarding the securities he or she owns.Based on the risks described above, the Investor could lose all or part of his or her investment in the securities in this offering, and may never see positive returns.

21. How are the securities being offered being valued? Include examples of methods for how such securities may be valued by the issuer in the future, including during subsequent corporate actions.

We will analyze riskfactors using a combination of financial and market-based methodologies to determine our business enterprise value. For example, we may use methodologies that assume that businesses operating in the same industry will share similar characteristics and that the Company's value will correlate to those characteristics, and/or methodologies that compare transactions in similar securities issued by us that were conducted in the market.

22. What are the risks to purchasers of the securities relating to minority ownership in the issuer?

The marketability and value of the Investor's interest in the Company will depend upon many factors outside the control of the Investor. The Company will be managed by its officers and be governed in accordance with the strategic direction and decision-making of its Board of Directors, and the Investor will have no independent right to name or remove an officer or member of the Board of Directors of the Company.

Following the Investor's investment in the Company, the Company may sell interests to additional investors, which will dilute the percentage interest of the Investor in the Company. The Investor may have the opportunity to increase its investment in the Company in such a transaction, but such opportunity cannot be assured.

The amount of additional financing needed by the Company, if any, will depend upon the maturity and objectives of the Company. The declining of an opportunity or the inability of the Investor to make a follow-on investment, or the lack of an opportunity to make such a follow-on investment, may result in substantial dilution of the Investor's interest in the Company.

23. What are the risks to purchasers associated with corporate actions, including additional issuances of securities, issuer repurchases of securities, a sale of the issuer or of assets of the issuer or transactions with related parties?

Additional issuances of securities. Following the Investor's investment in the Company, the Company may sell interests to additional investors, which will dilute the percentage interest of the Investor in the Company. The Investor may have the opportunity to increase its investment in the Company in such a transaction, but such opportunity cannot be assured. The amount of additional financing needed by the Company, if any, will depend upon the maturity and objectives of the Company. The declining of an opportunity or the inability of the Investor to make a follow-on investment, or the lack of an opportunity to make such a follow-on investment, may result in substantial dilution of the Investor's interest in the Company.

Issuer repurchases of securities. The Company may have authority to repurchase its securities from shareholders, which may serve to decrease any liquidity in the market for such securities, decrease the percentage interests held by other similarly situated investors to the Investor, and create pressure on the Investor to sell its securities to the Company concurrently.

A sale of the issuer or of assets of the issuer. As a minority owner of the Company, the Investor will have limited or no ability to influence a potential sale of the Company or a substantial portion of its assets. Thus, the Investor will rely upon the executive management of the Company and the Board of Directors of the Company to manage the Company so as to maximize value for shareholders.

Accordingly, the success of the investor's investment in the Company will depend in large part upon the skill and expertise of the executive management of the Company and the Board of Directors of the Company. If the Board of Directors of the Company authorizes a
sale of all or a part of the Company, or a disposition of a substantial portion of the Company's assets, there can be no guarantee that the value received by the investor, together with the fair market estimate of the value remaining in the Company, will be equal to or exceed the value of the Investor's initial investment in the Company.

Transactions with related parties. The Investor should be aware that there will be occasions when the Company mav encounter potential conflicts of interest in operations. On any issue involving conflicts of interest, the executive management and Board of Directors of the Company will be guided by their good faith judgment as to the Company's best interests. The Company may engage in transactions with affiliates, subsidiaries or other related parties, which may be on terms which are not arm's-length, but will be in all cases consistent with the duties of the management of the Company to its shareholders. By acquiring an interest in the Company, the Investor will be deemed to have acknowledged the existence of any such actual or potential conflicts of interest and to have waived any claim with respect to any liability arising from the existence of any such conflict of interest.

24. Describe the material terms of any indebtedness of the issuer:

None

INSTRUCTION TO QUESTION 24: name the creditor, amount owed, interest rate, maturity date, and any other material terms.

25. What other exempt offerings has the issuer conducted within the past three years?

Offering Date	Exemption	Security Type	Amount Sold	Use of Proceeds

26. Was or is the issuer or any entities controlled by or under common control with the issuer a party to any transaction since the beginning of the issuer's last fiscal year, or any currently proposed transaction, where the amount involved exceeds five percent of the aggregate amount of capital raised by the issuer in reliance on Section 4(a)(6) of the Securities Act during the preceding 12- month period, including the amount the issuer seeks to raise in the current offering, in which any of the following persons had or is to have a direct or indirect material interest:

1. any director or officer of the issuer;
2. any person who is, as of the most recent practicable date, the beneficial owner of 20 percent or more of the issuer's outstanding voting equity securities, calculated on the basis of voting power;
3. if the issuer was incorporated or organized within the past three years, any promoter of the issuer;
4. or (4) any immediate family member of any of the foregoing persons.

☐ Yes
☑ No

INSTRUCTIONS TO QUESTION 26: The term transaction includes, but is not limited to, any financial transaction, arrangement or relationship (including any indebtedness or guarantee of indebtedness) or any series of similar transactions, arrangements or relationships.

Beneficial ownership for purposes of paragraph (2) shall be determined as of a date that is no more than 120 days prior to the date of filing of this offering statement and using the same calculation described in Question 6 of this Question and Answer format.

The term "member of the family" includes any child, stepchild, grandchild, parent, stepparent, grandparent, spouse or spousal equivalent, sibling, mother-in-law, father-in-law, son-in-law, daughter-in-law, brother-in-law, or sister-in-law of the person, and includes adoptive relationships. The term "spousal equivalent" means a cohabitant occupying a relationship generally equivalent to that of a spouse.

Compute the amount of a related party's interest in any transaction without regard to the amount of the profit or loss involved in the transaction. Where it is not practicable to state the approximate amount of the interest, disclose the approximate amount involved in the transaction.

FINANCIAL CONDITION OF THE ISSUER

27. Does the issuer have an operating history?

- ☑ Yes
- ☐ No

28. Describe the financial condition of the issuer, including, to the extent material, liquidity, capital resources and historical results of operations.

We formed Vive Restaurant Group, LLC in September 2015 with one thing in mind; To provide our local community with delicious & nutritious food options.

As a company, William Bonhorst and Silvano Hernandez with help from friends and family made this dream come true. Using personal savings and contributions from friends and family combined garnished 100k to build out the first Cinco TacoBar in San Leandro, CA. We pitched Kimco Reality and obtained a 5 year lease and 5 year extension on location number one.

Vive Restaurant Group, LLC has accessible capital resources in the range of $150k through original partners of the company. Other then that, there is no material changes or trends in finances or operations since the time that our financials cover.

The Company plans to operate in the highly competitive retail food and beverage industry. While the Company intends for its products to be in demand, many of its competitors may have substantially greater financial resources than the Company. There can be no assurance that the Company will be successful in the face of increasing competition from existing or new competitors, or that competition will not have a material adverse effect on the Company's business, financial condition and results of operations. The company has acquired a wealth of industry knowledge to counter this external threat partnering with local, highly successful restaurant industry leaders.

Although our partners have 30+ years experience in the food and beverage space, this will be the Company's first retail store. Therefore, unanticipated factors could have a material adverse affect on the business of the Company. Market Risk is managed and minimized with effective and on-going consumer research, thorough product testing and evaluation, diversity of product lines and brands brought to market, ongoing competitive intelligence and productive sales and marketing initiatives.

No Assurance of Profitability. There can be no assurance that the Company will generate sufficient revenues to result in profitability. The Company is a food and beverage company engaged in the business of operating retail stores and producing food products. Results of sales, or lack thereof, could materially and adversely affect the Company's ability to earn a profit and or pay debts and liabilities.

INSTRUCTIONS TO QUESTION 28: The discussion must cover each year for which financial statements are provided. For issuers with no prior operating history, the discussion should focus on financial milestones and operational, liquidity and other challenges. For issuers with an operating history, the discussion should focus on whether historical results and cash flows are representative of what investors should expect in the future. Take into account the proceeds of the offering and any other known or pending sources of capital. Discuss how the proceeds from the offering will affect liquidity, whether receiving these funds and any other additional funds is necessary to the viability of the business, and how quickly the issuer anticipates using its available cash. Describe the other available sources of capital to the business, such as lines of credit or required contributions by shareholders. References to the issuer in this Question 28 and these instructions refer to the issuer and its predecessors, if any.

FINANCIAL INFORMATION

29. Include financial statements covering the two most recently completed fiscal years or the period(s) since inception, if shorter:

Refer to Appendix C, Financial Statements

I, William Bonhorst, certify that:

(1) the financial statements of Vive! Restaurant Group LLC included in this Form are true and complete in all material respects; and

(2) the tax return information of Vive! Restaurant Group LLC included in this Form reflects accurately the information reported on the tax return for Vive! Restaurant Group LLC filed for the fiscal year ended 2015.

William Bonhorst
Co-founder

STAKEHOLDER ELIGIBILITY

30. With respect to the issuer, any predecessor of the issuer, any affiliated issuer, any director, officer, general partner or managing member of the issuer, any beneficial owner of 20 percent or more of the issuer's outstanding voting equity securities, any promoter connected with the issuer in any capacity at the time of such sale, any person that has been or will be paid (directly or indirectly) remuneration for solicitation of purchasers in connection with such sale of securities, or any general partner, director, officer or managing member of any such solicitor, prior to May 16, 2016:

(1) Has any such person been convicted, within 10 years (or five years, in the case of issuers, their predecessors and affiliated issuers) before the filing of this offering statement, of any felony or misdemeanor:

i. in connection with the purchase or sale of any security? ☐ Yes ☑ No
ii. involving the making of any false filing with the Commission? ☐ Yes ☑ No
iii. arising out of the conduct of the business of an underwriter, broker, dealer, municipal securities dealer, investment adviser, funding portal or paid solicitor of purchasers of securities? ☐ Yes ☑ No

(2) Is any such person subject to any order, judgment or decree of any court of competent jurisdiction, entered within five years before the filing of the information required by Section 4A(b) of the Securities Act that, at the time of filing of this offering statement, restrains or enjoins such person from engaging or continuing to engage in any conduct or practice:

i. in connection with the purchase or sale of any security? ☐ Yes ☑ No
ii. involving the making of any false filing with the Commission? ☐ Yes ☑ No
iii. arising out of the conduct of the business of an underwriter, broker, dealer, municipal securities dealer, investment adviser, funding portal or paid solicitor of purchasers of securities? ☐ Yes ☑ No

(3) Is any such person subject to a final order of a state securities commission (or an agency or officer of a state performing like functions); a state authority that supervises or examines banks, savings associations or credit unions; a state insurance commission (or an agency or officer of a state performing like functions); an appropriate federal banking agency; the U.S. Commodity Futures Trading Commission; or the National Credit Union Administration that:

i. at the time of the filing of this offering statement bars the person from:
    A. association with an entity regulated by such commission, authority, agency or officer? ☐ Yes ☑ No
    B. engaging in the business of securities, insurance or banking? ☐ Yes ☑ No
    C. engaging in savings association or credit union activities?☐ Yes ☑ No
ii. constitutes a final order based on a violation of any law or regulation that prohibits fraudulent, manipulative or deceptive conduct and for which the order was entered within the 10-year period ending on the date of the filing of this offering statement? ☐ Yes ☑ No

(4) Is any such person subject to an order of the Commission entered pursuant to Section 15(b) or 15B(c) of the Exchange Act or Section 203(e) or (f) of the Investment Advisers Act of 1940 that, at the time of the filing of this offering statement:

i. suspends or revokes such person's registration as a broker, dealer, municipal securities dealer, investment adviser or funding portal? ☐ Yes ☑ No
ii. places limitations on the activities, functions or operations of such person? ☐ Yes ☑ No
iii. bars such person from being associated with any entity or from participating in the offering of any penny stock? ☐ Yes ☑ No

(5) Is any such person subject to any order of the Commission entered within five years before the filing of this offering statement that, at the time of the filing of this offering statement, orders the person to cease and desist from committing or causing a violation or future violation of:

i. any scienter-based anti-fraud provision of the federal securities laws, including without limitation Section 17(a)(1) of the Securities Act, Section 10(b) of the Exchange Act, Section 15(c)(1) of the Exchange Act and Section 206(1) of the Investment Advisers Act of 1940 or any other rule or regulation thereunder? ☐ Yes ☑ No

ii. Section 5 of the Securities Act? ☐ Yes ☑ No

(6) Is any such person suspended or expelled from membership in, or suspended or barred from association with a member of, a registered national securities exchange or a registered national or affiliated securities association for any act or omission to act constituting conduct inconsistent with just and equitable principles of trade?

☐ Yes ☑ No

(7) Has any such person filed (as a registrant or issuer), or was any such person or was any such person named as an underwriter in, any registration statement or Regulation A offering statement filed with the Commission that, within five years before the filing of this offering statement, was the subject of a refusal order, stop order, or order suspending the Regulation A exemption, or is any such person, at the time of such filing, the subject of an investigation or proceeding to determine whether a stop order or suspension order should be issued?

☐ Yes ☑ No

(8) Is any such person subject to a United States Postal Service false representation order entered within five years before the filing of the information required by Section 4A(b) of the Securities Act, or is any such person, at the time of filing of this offering statement, subject to a temporary restraining order or preliminary injunction with respect to conduct alleged by the United States Postal Service to constitute a scheme or device for obtaining money or property through the mail by means of false representations?

☐ Yes ☑ No

If you would have answered “Yes” to any of these questions had the conviction, order, judgment, decree, suspension, expulsion or bar occurred or been issued after May 16, 2016, then you are NOT eligible to rely on this exemption under Section 4(a)(6) of the Securities Act.

INSTRUCTIONS TO QUESTION 30: Final order means a written directive or declaratory statement issued by a federal or state agency, described in Rule 503(a)(3) of Regulation Crowdfunding, under applicable statutory authority that provides for notice and an opportunity for hearing, which constitutes a final disposition or action by that federal or state agency.

No matters are required to be disclosed with respect to events relating to any affiliated issuer that occurred before the affiliation arose if the affiliated entity is not (i) in control of the issuer or (ii) under common control with the issuer by a third party that was in control of the affiliated entity at the time of such events.

OTHER MATERIAL INFORMATION

31. In addition to the information expressly required to be included in this Form, include:

- (1) any other material information presented to investors; and
- (2) such further material information, if any, as may be necessary to make the required statements, in the light of the circumstances under which they are made, not misleading.

All information presented to investors hosted on Wefunder.com is available in Appendix A: Business Description & Plan.

INSTRUCTIONS TO QUESTION 30: If information is presented to investors in a format, media or other means not able to be reflected in text or portable document format, the issuer should include:
(a) a description of the material content of such information;
(b) a description of the format in which such disclosure is presented; and
(c) in the case of disclosure in video, audio or other dynamic media or format, a transcript or description of such disclosure.

ONGOING REPORTING

32. The issuer will file a report electronically with the Securities & Exchange Commission annually and post the report on its website, no later than:

120 days after the end of each fiscal year covered by the report.

33. Once posted, the annual report may be found on the issuer's website at:

http://www.cincotacobar.com

The issuer must continue to comply with the ongoing reporting requirements until:

1. the issuer is required to file reports under Section 13(a) or Section 15(d) of the Exchange Act;
2. the issuer has filed at least one annual report pursuant to Regulation Crowdfunding and has fewer than 300 holders of record and has total assets that do not exceed $10,000,000;
3. the issuer has filed at least three annual reports pursuant to Regulation Crowdfunding;
4. the issuer or another party repurchases all of the securities issued in reliance on Section 4(a)(6) of the Securities Act, including any payment in full of debt securities or any complete redemption of redeemable securities; or (5) the issuer liquidates or dissolves its business in accordance with state law.

APPENDICES

Appendix A: Business Description & Plan

Appendix B: Investor Contracts

- Wefunder Promissory Note

Appendix C: Financial Statements & Tax Returns

- Financials 1

Appendix D: Director & Officer Work History

- Silvano Hernandez
- William Bonhorst

888-546-0325
SF / Boston

by Wefunder Portal LLC

INVEST IN CINCO TACOBAR

Buy Local. Eat Global. Get Social.



0
investors

$0
raised of $25K-$100K goal

Loan Money

10% interest | 60 months

The promissory note pays 10% per year over 60 months and is secured by the assets of the company. Interest payments are paid annually and up to 2 payments can be deferred.

$100 min INVEST

FOLLOW FOR UPDATES SHARE TWEET

COMPANY PROFILE ASK QUESTION

"San Francisco Bay Area taco enthusiast's, meet Cinco TacoBar! Cinco transcends a modern millennial feel and flavor to the traditional Mexican taqueria. Infusing old world recipes with modern sensibility. Our dishes feature ingredients, spices and distinctive produce that flourish only in Mexico.



William Bonhorst
CO-FOUNDER, CINCO TACOBAR

KEY FACTS

- Strategic SF Bay Area Partnerships with Kimco Realty, Sysco Foods and Tequila La Pinata
- Investors are partners with 40 years experience in scaling 30+million dollar Mexican Restaurant Brands (La Penca Azul, La Pinata Brands)
- Successful launched "Cinco Sauce" as a brand
- 5yr Lease (Kimco Realty) + 5yr extension @Fashion Faire Place San Leandro, Ca. Soft opening scheduled for July 15th.
- Funding will be used to scale the 1st of 5+ locations for both Cinco TacoBar marketing and Cinco Sauce small batch production to local market

OUR AMBITION

Imagine if Chipotle had a sophisticated younger sister. One who would never compromise quality over quantity. Who thought sustainability was sexy. Who only sourced local farm fresh produce, humanely raised meats, poultry and non-GMO ingredients for every dish (because it's the right thing to do). Although she is in tune with current tastes, her soul is old with deep roots that connect her Mexican culture to today's world.

INVESTOR PERKS

$1,000+ The Next Big Thing: Exclusive Wefunder invite to participate in our next round of financing (fall 2016, 4 location deal). 10% Revenue Sharing? 10% Equity? Fast Casual Franchise Buy In? Stay Tuned... Plus exclusive invite to our grand kickoff party this summer. Last but not least, special edition Taco's Over Trump T-Shirt! We won't sell these to the public.

$2,500+ Exclusive Wefunder investment invite to our next round (fall 2016, 4 location deal) + 2 VIP Tickets to our partners La Penca Azul's 6th Annual Bay Area Tequila/Mezcal Expo August 20th (Sample Tequila/Mezcal from over 20 brands Unlimited Tacos, Unlimited Margaritas, Live Mariachi). Meet and greet with Cinco founders and partners!

$5,000+ Cinco Insider: All the above plus we also plan to host 1 private event per year for investors only where we'll recap the year and of course, serve plenty of Tacos!

DOCUMENTS

Cinco_TacoBar_Business_Plan.pdf

cincotacobar.com

FAST CASUAL · LOCAL · COMMUNITY · SOCIAL · MILLENNIALS · TACOS · SILICON VALLEY · FOOD & BEVERAGE · FRANCHISE

THE BUZZ ABOUT CINCO TACOBAR

> *The Next Millennial Hotspot!*
>
> **Nicole Hauscarriague**
>
> Senior Director of Retail Estate | Kimco Realty

LOVE AT FIRST BITE <3

#MyTacoSpot
























CINCO TACOBAR
#FarmToFace


Cinco
TACOS OVER TRUMP


CINCO TACOBAR
#NoFakeAnything

IF YOU HAD TO CHOOSE BETWEEN EATING TACOS EVERYDAY OR BEING SKINNY THE REST OF YOUR LIFE, WOULD YOU CHOOSE HARD OR SOFT TACOS?

FIRST OF 5 SAN FRANCISCO BAY AREA LOCATIONS

Cinco TacoBar | San Leandro

15100 Hesperian blvd
San Leandro, CA 94578


Emeryville
Piedmont
Canyon
Moraga
Diablo
Danville
Blackhawk
Tassajara
Oakland
Alameda Island
Alameda
San Francisco
San Ramon
Brookshire
Anthony Chabot Regional Park
Bay Farm Island
San Leandro
Oakland International Airport
Dougherty
Castro Valley
Daly City
San Bruno Mountain State Park
Hayward
Asco
Pleasanton
South San Francisco
Russell City
Sorenson
Verona
Google
Map data ©2016 Google Terms of Use Report a map error



MEET THE FOUNDERS



William Bonhorst

Co-Founder

Self-proclaimed sangria connoisseur and food nerd with an entrepreneurial spirit and mindset. PhD in Hustleology. 100hr business week mentality and work ethic.



Silvano Hernandez

Co-Founder

Self-proclaimed tequila/mezcal connoisseur and taco snob with a keen sense of humility. Proud father and entrepreneur by day, certified mixologist by night.

DETAILS

What's new about what you're making? How is it different?

– COLLAPSE ALL

Taco enthusiast's, meet Cinco TacoBar!

Cinco TacoBar transcends a modern millennial feel and flavor to the traditional Mexican taqueria. We formed Cinco with one thing in mind: To provide our local community with delicious and nutritious food options. Infusing old world recipes with modern sensibility. Our dishes feature ingredients, spices and distinctive produce that flourish only in Mexico.

Enjoy wholesome fare and savory dishes inspired by our seasoned culinary artisan and Co-Founder Silvano Hernandez. Served in a casual yet vibrant setting, Cinco TacoBar creates an unmatched experience.

Enjoy our infamous "El Chapo Tacos" seared tequila glazed pineapple, carne asada str-eat tacos covered in el pastor (with a sassy Peruvian refried black bean menage). Create your own culinary monsterpiece "El Escobar" (our take on the burrito, a one pounder), or keep it classy and sip the night away with mouth watering Michoacan inspired sangrias. Dine in or take out, you never miss a moment with Cinco.

What do you understand about your business that others don't get?

Inherently, we have a strategic hyper-local advantage entering the Bay Area market that new fast casual, full-service restaurants and or retail brands do not.

Our ability to leverage over 40 years of successful domain industry knowledge, each location our partners build and scale return multi-million dollar revenue opportunities. Our ability to reduce food cost by leveraging the collective buying power of La Penca Azul and La Pinata Brands (10+ locations) while providing the highest quality ingredients is imperative. Our partnership with Kimco Reality to source the best portfolio locations for our expansion plans throughout the bay area is key to rapid market penetration and growth. Our ability to reduce overhead by creating the high-end full-service experience in a fast casual environment. Authentic Mexican culture. Our roots go back centuries and we serve a piece of history in every bite.

This will be our first of 5 SF Bay Area Cinco TacoBar locations we anticipate to launch over the next three years. Expansion to 10 and franchise plans for 10+ thereafter. The str-eat taco will never be the same! #TheNextBigThing

ASK A QUESTION

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RISKS SPECIFIC TO CINCO TACOBAR

1. Limited Operating History. The Company has limited operating history. There can be no assurance that the Company will be able to achieve or sustain profitable operations or achieve or sustain cash flow required to conduct day to day business.

2. No Assurance of Profitability. There can be no assurance that the Company will generate sufficient revenues to result in profitability. The Company is a food and beverage company engaged in the business of operating retail stores and producing food products. Results of sales, or lack thereof, could materially and adversely affect the Company's ability to earn a profit and or pay debts and liabilities.

3. Intense Competition. The Company plans to operate in the highly competitive retail food and beverage industry. While the Company intends for its products to be in demand, many of its competitors may have substantially greater financial resources than the Company. There can be no assurance that the Company will be successful in the face of increasing competition from existing or new competitors, or that competition will not have a material adverse effect on the Company's business, financial condition and results of operations.

4. Although our partners have 30+ years experience in the food and beverage space, this will be the Company's first retail store. Therefore, unanticipated factors could have a material adverse affect on the business of the Company. Market Risk is managed and minimized with effective and on-going consumer research, thorough product testing and evaluation, diversity of product lines and brands brought to market, ongoing competitive intelligence and productive sales and marketing initiatives.

5. William Bonhorst is not currently full time with the company. As such it is likely that Cinco TacoBar will not make the same progress as it would were that not the case.

OTHER DISCLOSURES

Read the **Form C** filed with the SEC for other important disclosures, like financial statements, Directors, Officers, shareholders with more than 20% of voting rights, use of funds, and more.

THE FUNDING PORTAL

Cinco TacoBar is conducting a Regulation Crowdfunding offering via **Wefunder Portal LLC**. CRD Number: #283503.

$100 min **INVEST**

Can I change my mind and get a refund?
How do I earn a return?
How is Wefunder compensated?
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Have another question?

888-546-0325

SF / Boston



William Bonhorst, CPP

EAM & Partnerships

San Francisco, California | Information Technology and Services

Current	Smarking Inc., Vive Restaurant Group
Previous	Caarbon Corp., Xerox, LAZ Parking
Education	Stanford University Graduate School of Business

Connect | Send William InMail

500+ connections

https://www.linkedin.com/in/wbonhorst

Contact Info

Background

Summary

Self-proclaimed on-demand everything nerd with an entrepreneurial spirit and mindset. PhD in Hustleology.

100hr business week mentality and work ethic. Cultivator of key relationships with all levels of business. Startup operations/people operations specialist. Strong negotiation, problem resolution and a keen client needs assessment aptitude.

Equally proficient at identifying opportunities, developing focus and providing tactical business solutions. Highly analytical thinker who drives results through leadership.

Life-long learner with a constant desire and motivation to expand my professional reach.

Specialties:
Entrepreneurial Decision Making
Client Relationship Management, Building, and Asset Management Expansion
Creative Deal Structures and Negotiations
Business and Operational Accountability

Experience

Executive Account Management & Partnerships
Smarking Inc.
September 2015 – Present (11 months) | San Francisco Bay Area



Smarking Drives Big Data To Parking Industry



Smarking Raises $3 Million to Help Parking P...

Co-Founder
Vive Restaurant Group
June 2014 – Present (2 years 2 months) | San Francisco Bay Area

We formed Vive Restaurant Group with one thing in mind; "To provide our local community with delicious & nutritious food options."

Cinco TacoBar, www.cincotacobar.com; info@cincotacobar.com; Vive Juicebar + Sandwiches

Head of People Operations
Caarbon Corp.
December 2014 – October 2015 (11 months) | San Francisco Bay Area

Caarbon circumvents the entire inefficient parking process, and builds predictive models that assign an on-demand workforce to anticipate the ETAs of drivers driving throughout a city - allowing those drivers the freedom to think only about driving to where they want to go, not just where parking has traditionally been available.

Program Manager | Parking Solutions: Urban Mobility, San Francisco Bay Area
Xerox
January 2014 – January 2015 (1 year 1 month) | San Francisco Bay Area

Complex project management/execution in parking and transportation systems and solutions throughout SF Bay Area.

Entrepreneurial project development involving challenging requirements, limited resources, and fixed governmental operations.

Portfolio Manager | San Francisco Bay Area
LAZ Parking
January 2011 – January 2014 (3 years 1 month) | San Francisco Bay Area

Entrepreneurial mindset relating to expansion of profit margins for current accounts and managed expenses while maintaining the highest level of service thresholds and initiatives that are aligned with the expectations of the client

Direct oversight of portfolio & management of assets, budgets and revenue in excess of 19 million annually

Position's focus on direct multi-unit management and cultivation of key relationships with all levels of business, cities and counties

New account and program development, complex budget analysis (Tagetik Planning and Forecasting),complex financial/fiscal analysis and reporting

Managing Partner, Director of Operations (BD + Ops)

National Valet Service

October 2005 – January 2011 (5 years 4 months) | Southern California

Create structured, organized, and professional services customized to meet and exceed niche demands of consumers and business clientele

Identifying, developing and creating business opportunities with "Hunter Mentality"

Develop and enhance SOP's and proposals while providing critical analysis for emerging markets

Development, analysis and formulation of the annual budget; develops guidelines and instruction on budget process and procedures; reviews requests for staffing and capital outlay; forecasts funds needed for staffing, equipment and various projects; budget presentations - P & L/Functional reporting

Bench marking data and analyze the departments projected and actual budgets while forecasting future contracts

Provide specialized expertise, and strategic guidance through in-depth market and competitive research to drive planning and decision support for current and new account acquisitions

Coach, train, develop and manage account supervisors; Lead, coordinate, and manage teams effectively and efficiently

Operations Coordinator & Financial Planner

Netting Nations

September 2008 – June 2009 (10 months)

Developed the financial planning strategy and on-campus marketing campaign
Assisted in leading and organizing financial planning committee
Managed the budget and allocated media to achieve maximum reach and frequency

Business Analyst

Hi Tech Mobile Services

January 2000 – August 2005 (5 years 8 months) | Bristol, Connecticut

Performed a variety of complex administrative, operational and analytical duties in support of division activities; coordinate project activities with district departments, divisions and external organizations.

Ensured and improved the performance, productivity, efficiency and profitability of departmental and organizational operations

Best Practices - Formulate and implement departmental, and organizational policies and procedures to maximize output and reach

Lead the daily functional operations and direct independent management of accounts

Created and organized marketing scheme via promotions, advertisements, and implementation of new culture

Constructed a business model geared towards building long-term, profitable relationships with clients and partners

Skills

Top Skills

- 70 Leadership
- 43 Budgets
- 32 Team Building
- 32 Operations Management
- 28 Marketing
- 25 Management
- 20 Project Planning
- 20 Business Strategy
- 21 Customer Service
- 13 Entrepreneurship

William also knows about...

- 17 Negotiation
- 16 Analysis
- 11 Proposal Writing
- 11 Strategy
- 11 Account Management

Education

Stanford University Graduate School of Business
SCPM, Project Management, MBA
2012 – 2014

California State University-Los Angeles
B.S., Business Administration; Operations Management, Minor in Economics
2008 – 2010

Magna Cum Laude Business Grad

Activities and Societies: Phi Kappa Phi Honors Society Student Government

The University of Connecticut
Business Administration: Management
2006 – 2008

Activities and Societies: Student Government Officer Phi Kappa Phi Honors Society

Volunteer Experience & Causes

Causes William cares about:

- Arts and Culture
- Civil Rights and Social Action
- Economic Empowerment
- Education
- Environment
- Human Rights
- Poverty Alleviation
- Science and Technology

Groups

UMass Amherst - Ise...
2,180 members
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Parking Community
1,106 members
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California Public Par...
333 members
+ Join

HackerNews
1,814 members
+ Join

Parking professionals
8,627 members
+ Join

Parking Today
3,284 members
+ Join

Green Parking Council
1,086 members
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